UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

Urovant Sciences Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-38667	98-1463899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

+44 (0) 207 400 3347

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.000037453 par value	UROV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 23, 2021, Urovant Sciences Ltd. (the “Company”) held a special general meeting of the Company’s shareholders virtually via live audiocast on the Internet (the “Special Meeting”). At the Special Meeting, the Company’s shareholders considered and voted upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of November 12, 2020 (as it may be amended from time to time, the “Merger Agreement”) and a related statutory merger agreement (the “Statutory Merger Agreement”) by and among the Company, Sumitovant Biopharma Ltd., a Bermuda exempted company limited by shares (“Sumitovant”), Titan Ltd., a Bermuda exempted company limited by shares and a wholly owned subsidiary of Sumitovant (“Merger Sub”), and, solely with respect to Section 9.13 of the Merger Agreement, Sumitomo Dainippon Pharma Co., Ltd., a company organized under the laws of Japan, and the transactions contemplated by the Merger Agreement and the Statutory Merger Agreement, including a merger pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Sumitovant (the “Merger Proposal”).

The obligations of the parties to the Merger Agreement to consummate the Merger is subject to various conditions set forth in the Merger Agreement, including conditions that (i) holders of at least 66 2/3% of the issued and outstanding common shares of the Company, par value $0.000037453 per share (the “common shares”), entitled to vote on the Merger Proposal and voting at the Special Meeting vote in favor of the Merger Proposal (the “General Shareholder Approval”), and (ii) holders of at least a majority of the outstanding common shares held by shareholders of the Company other than Sumitovant and its affiliates (such shareholders, the “Public Shareholders”) vote in favor of the approval of the Merger Proposal (the “Public Shareholder Approval”).

As of the close of business on January 26, 2021, the record date for the Special Meeting, there were a total of 32,738,709 common shares outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 29,385,871 common shares were present or represented by proxy and, therefore, a quorum was present.

The Merger Proposal was approved and adopted by the affirmative vote of approximately 89.63% of the common shares issued and outstanding as of the close of business on January 26, 2021, the record date for the Special Meeting. The final voting results for the Special Meeting are set forth below.

Voting results for all common shares entitled to vote on the Merger Proposal and voted at the Special Meeting:

For	Against	Abstain
29,344,795	37,546	3,530

Voting Results for all common shares held by Public Shareholders entitled to vote on the Merger Proposal and voted at the Special Meeting:

For	Against	Abstain
6,381,532	37,546	3,530

Because there were sufficient votes at the Special Meeting to approve the Merger Proposal, the Company did not present for a vote of the Company’s shareholders at the Special Meeting the separate proposal set forth in the Company’s definitive proxy statement for the Special Meeting to approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

Item 8.01. Other Events

Based on the voting results for the Special Meeting, each of the General Shareholder Approval and the Public Shareholder Approval has been obtained. Subject to the satisfaction or waiver of the remaining conditions in the Merger Agreement, the Merger is currently expected to close in the first quarter of 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UROVANT SCIENCES LTD.

Dated: March 24, 2021	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Principal Accounting Officer